EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brown-Forman Corporation of our report dated June 19, 2020 relating to the financial statements and financial statement schedule, which appears in Brown-Forman Corporation’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 8, 2023